AGREEMENT

     This Agreement is by and between Merlin Software Technologies International Inc., a company incorporated pursuant to the laws of the State of Nevada, of 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada (the "Company") and E.B. Coxe & Co., LLC, a Connecticut Limited Liability Company, Greenwich, Connecticut (the "Consultant").

     1.     Engagement

     (a) Consultant will assist Company in coordinating the process to raise approximately $5 Million.

     (b)     Consultant  will  work  with  the  Company  as  follows:

     (1) continue to work closely with Goldman Sachs as Company prepares to move to NASDAQ.

     (2) to develop closer ties with the institutions and large individual investors.

     (3)     establish  closer  ties  with  Investment  Bankers/Brokerage.

     (4) to help coordinate the administrative/legal process of moving to a NASDAQ listing.

     2.     Compensation

     (a) For the year 2000, Consultant will receive payment of $100,000.00 and 300,000.00 shares in the capital of the Company (zero basis). In addition, Consultant will receive 100,000 shares (zero basis) in capital of the Company at the time of the NASDAQ listing. This remuneration will be paid and delivered on or before the closing of the offering (i.e. on or about July 3, 2000).

     (b) In year 2001, for providing services only and in addition to other compensation as set forth herein, Consultant will receive $130,000.00 on January 1, 2001 and $100,000 in 11 equal monthly installments commencing February 1, 2001. The above payment schedule shall be accelerated, and all payments then due hereunder shall be immediately payable, in the event that either Gary Heller or Bob Heller resigns from his position as an officer or director of the Company, prior to such time as the Company has hired a Chief Executive Officer, Chief Operating Officer, and Chief Marketing Officer.

     (c)     Reimbursement  of  Expenses

     (1)     Until  funds  are  raised,  expenses  will  be  limited  to travel.

     (2) Afterwards, Company will reimburse Consultant, at Consultant's cost, for reasonable and necessary out-of-pocket expenses incurred by Consultant in performing service for Company.

     (3) With respect to additional financing requirements, Company shall give Consultant the right of first refusal to raise such capital in consideration of a commission of five (5%) percent of such capital in cash, and five (5%) percent in stock.

     For one (1) year after the Effective Date as defined in the Merlin Software Technologies, Inc., Proposed Financing, Convertible Secured Debentures, Summary of Terms (the "Summary"), in the event that Narragansett Asset Management Company (Narragansett) exercises its Right of First Refusal as defined in the Summary, Consultant will only advise the Company regarding further equity based financings that are consummated with a strategic business partner. Prior to the Effective Date, and in the event that Narragansett exercises its right of First Refusal, at any time subsequent to one (1) year after the Effective Date, Consultant will advise the Company regarding financing regardless of the source. If Narragansett does not exercise its Right of First Refusal, Consultant will advise the Company regarding financing regardless of the source, at any time.

3. Term and Termination. The term of this Agreement shall commence on June 20, 2000 and continue until June 30, 2002. Subsequent to June 30, 2002, either party may terminate this Agreement on thirty (30) days advance written notice to the other. Notwithstanding the foregoing, Consultant shall be entitled to receive compensation as set forth in paragraphs 2(a) and (b) above should an investor which Consultant introduced to the Company during the term of this Agreement provide any form of financing to the Company in connection with a company project subsequent to the termination of this Agreement. Upon termination of this Agreement, Consultant will provide the Company with a list of parties whom Consultant has introduced to the Company.

4.     Exclusion.

     This  Contract  does  not  include  the  potential  IBM  Agreement.

     5.     Information.

     The Company shall furnish to Consultant all information concerning the Company, which Consultant reasonably requests and shall provide Consultant with reasonable access to its officers, directors, employees, counsel and independent auditors and to their records.

The  Company  represents  and  warrants  to  Consultant  that:

(a) In all material respects the information furnished will contain no untrue statement of a material fact and will not omit any material fact necessary to make the statements therein not misleading; and

(b) All expressions of opinion, intention and expectation expressed therein will be fair and honest in all material respects.

     6.     Confidentiality.

     In performing this engagement, Consultant shall be required to have access to sensitive information, records, trade secrets, lists, and data belonging to the Company and used in the course of the Company's business. Consultant agrees that all such information which is marked "Confidential" in writing and not generally known or previously known to Consultant is confidential in nature, and Consultant will not directly or indirectly disclose, publish, or use any such information without the Company's prior written consent. Consultant is responsible for assuring that any personnel employed by it on the engagement shall similarly protect the confidentiality of any such information. Any such information and all copies thereof in Consultant's custody during the term of this Agreement shall be returned to the Company immediately upon the termination or expiration of this Agreement.

     7.     Exculpation.

     In the absence of willful misfeasance, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of Consultant, neither Consultant nor any officer, director, employee, or stockholder of Consultant shall be subject to any liability to the company or to any officer, director, employee, or stockholder of the Company, for any act or omission in the course of, or in connection with, the rendering or providing of services or advice hereunder.

     8.     Limitations  Upon  the  Use  of  Advice  and  Services.

     No person or entity, other than the Company shall be entitled to make use of, or rely upon, the advice or services of Consultant to be given hereunder, and the Company shall use its best efforts to prevent the transmission of such advice to, or the use of, or reliance upon such advice or services by others.

     9.     Miscellaneous.

     (a) No Agency. For the purposes of our relationship, Consultant shall be deemed to be acting as an independent contractor. Consultant will not hold itself out or act as agent for the Company or contract any debt or obligation in the Company's name without the Company's written consent.

     (b) Assignment. Consultant may not assign its right or obligations under this Agreement to any person without the written consent of the Company. Company may assign its rights and obligations under this Agreement to any entity under its control and is to receive the investments contemplated hereunder, and such assignment shall be considered a novation such that the assignee shall be deemed the "Company" under this Agreement. No provision of this Agreement or any offering contemplated hereunder is intended to give Consultant or any investor any direct or indirect interest or fee with respect to the assets, rights or goodwill of the Company.

     (c) Notices. All notices required or permitted hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, personal delivery, overnight delivery by reputable courier, or via facsimile with a copy thereof mailed to the addressee. Notices shall be delivered to the respective party at his or its address as shown herein, or to such other address as either party may hereafter fix by notice. All such notices shall be deemed given when received.

(d) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Connecticut.

(e) Entire Agreement - No Oral Modifications. This is our entire Agreement relating to this engagement other than as expressly set forth herein and supersedes any previous Agreements we may have. It may be changed only in writing signed by both of us.

(f) Authority. This Agreement may be executed via facsimile, with the deliver of facsimile signature deemed to be delivery of an original signature. This Agreement has in all respects been duly authorized, executed, and delivered by and on behalf of the Company and Consultant.

                                    * * * * *

In witness whereof the undersigned hereby execute this Agreement as of the dates indicated below.

MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.

By:     /s/  Robert  Heller          Date:  6  /  28  /  2000
        -------------------
        Robert  Heller

E.B.  COXE  &  COMPANY,  LLC

By:     /s/  E.  Brinton  Coxe          Date:  6  /28  /  2000
        ----------------------
        E.  Brinton  Coxe